SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-MOLECULAR DEVICES CORPORATION
          MARIO J. GABELLI
                       3/20/07           30,000-           35.5000
                       3/20/07           15,000-           35.5000
          GABELLI FOUNDATION
                       3/20/07           20,000-           35.5000
          GABELLI SECURITIES, INC.
                       3/20/07            6,000-           35.5000
                       3/20/07            2,000-           35.5000
		  GABELLI ASSOCIATES LTD
                       3/20/07          196,194-           35.5000
                       3/20/07            5,030            35.4520
          	  GABELLI ASSOCIATES FUND II
                       3/20/07           19,000-           35.5000
          	  GABELLI ASSOCIATES FUND
                       3/20/07          208,557-           35.5000
	    MJG ASSOCIATES, INC.
          	  GABELLI PERFORMANCE PARTNERSHIP
                       3/20/07           30,000-           35.5000
          	  GABELLI INTERNATIONAL II LTD
                       3/20/07            8,000-           35.5000
          	  GABELLI INTERNATIONAL LTD
                       3/20/07           10,000-           35.5000
          GAMCO ASSET MANAGEMENT INC.
                       3/20/07          326,360-           35.5000
                       3/16/07              818            35.3800
          GABELLI FUNDS, LLC.
              THE GABELLI GLOBAL DEAL FUND
                       3/20/07          350,000-           35.5000
              GABELLI CONVERTIBLE FUND
                       3/20/07           42,080-           35.5000
              GABELLI ABC FUND
                       3/20/07          230,000-           35.5000

(1) THE DISPOSITIONS ON 03/20/07 WERE IN CONNECTION WITH THE
TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO
SCHEDULE 13D. UNDER THE TENDER OFFER, THE ISSUER'S
SHAREHOLDERS RECEIVED $35.50 IN CASH FOR EACH SHARE OF ISSUER'S
COMMON STOCK.  UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS
WERE EFFECTED ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.